EXHIBIT 5.1

Nishith Desai Associates
Legal & Tax Counselling Worldwide

Tel. #: 91 + 22 + 282 0609
Court Tel. # : 91 + 22 + 204 0068
Fax #: 91 + 22 + 287 5792
Nariman Point 93-B, Mittal
Mumbai 400 021

OPINION

Ref: SIL-10\Form S-8 Opinion

March 5, 2001

Silverline Technologies Limited
Unit 121, SDF IV, SEEPZ
Andheri (East)
Mumbai 400 096
India

Ladies and Gentlemen:

RE:       SILVERLINE TECHNOLOGIES LIMITED - OPINION ON FORM S-8

          We have served as the Indian legal counsel to Silverline Technologies Limited (hereinafter referred to as the "Company"), a public limited company incorporated in India under the provisions of the Companies Act, 1956 (1 of 1956), of India, for its proposed issue of American Depositary Receipt (hereinafter referred to as "ADR") linked stock options to the Indian resident and non-Indian resident employees of its wholly owned subsidiary, namely, SeraNova Inc., U.S.

          This opinion is strictly limited to matters governed by Indian law. We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 5, 2001 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 6,000,000 equity shares, par value Rs. 10 per share, each represented by half of an American Depositary Share ("ADS") of the Company (the "Shares"), reserved for issuance pursuant to Silverline Technologies Limited's Stock Option Plan II (the "Plan"). In rendering this opinion we have relied upon the assumptions enclosed herewith as a Schedule to this opinion.

          As your Indian legal counsel we have examined the proceedings proposed to be taken by you in connection with the proposed issuance and sale of the Shares under the Plan. Assuming that all the Shares are issued and sold in the manner referred to in the Plan and pursuant to the Employee Stock Option Agreement II, it is our opinion that the Shares to be issued and sold by the Company have been duly authorized and will be validly issued and fully paid-up when sold in accordance with the Plan.

NISHITH DESAI ASSOCIATES
March 5, 2001

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

          This opinion is rendered by us to the Company as its Indian counsel in relation to matters governed by Indian law and is rendered solely in connection with the Registration Statement and is valid only as of the date hereof. This opinion cannot be enforced in any court which is not within the jurisdiction of India.

Yours truly,

/s/ Nishith Desai Associates

For Nishith Desai Associates

Schedule

The opinions hereinbefore given are based upon the following assumptions:

1.           The face value of the equity shares alloted/reserved for allotment by Silverline Technologies Limited (the "Company") to its Indian resident employees and non-Indian resident employees and the Indian resident employees and non-Indian resident employees of its subsidiaries under all previous American Depositary Receipt ("ADR") linked stock option and other stock option plans, together with the face value of the equity shares to be allotted under the Company's Stock Option Plan II (the "Plan") for which Form S-8 is to be filed with the Securities and Exchange Commission on or around March 5, 2001, does not exceed 10% of the post-ADR linked stock option issue equity share capital of the Company.

2.           The Company proposes to grant ADR linked stock options under the Plan only to the employees of SeraNova Inc., which is a wholly owned subsidiary of the Company.

3.           The Company will not grant ADR linked stock options to the employees and non-Indian resident employees of SeraNova Inc. at a discount of more than 10% of the market price of the Company's American Depositary Shares at the date of the grant of the ADR linked stock options.

4.           The total amount to be remitted from India in foreign exchange by each Indian resident employee of SeraNova Inc. in connection with the exercise of the ADR-linked stock options grant it his/her favor will not exceed an amount of US$50,000 in a block of five calendar years.